As filed with the United States Securities and Exchange Commission on May 3, 2022

Registration Statement No. 333-263707

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre- Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	20-0700684 (I.R.S. Employer Identification Number)

3505 West Sam Houston Parkway North, Suite 300
Houston, Texas 77043

(Address of principal executive offices)

(832) 538-0300
(Registrant’s telephone number, including area code)

Walter Mayer
Vice President, Legal
Battalion Oil Corporation
3505 West Sam Houston Parkway North, Suite 300
Houston, Texas 77043
(832) 538-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
William T. Heller IV
Jeff M. Dobbs

Mayer Brown LLP
700 Louisiana St., Suite 3400
Houston, Texas 77002
(713) 238-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ◻

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐
Non-accelerated filer☒	Smaller reporting company☒
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-i-

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 3, 2022

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, warrants, purchase contracts and units that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the NYSE American exchange under the symbol “BATL”.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 5 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022.

Table of Contents

About This Prospectus1

Where You Can Find More Information2

Cautionary Statement Regarding Forward-Looking Statements3

Risk Factors5

Our Company6

Use Of Proceeds7

Description of Capital Stock8

Description of Depositary Shares12

Description of Warrants13

Description of Purchase Contracts15

Description of Units16

Plan Of Distribution18

Legal Matters21

Experts21

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. Under this process, we may sell common stock, preferred stock, depositary shares, warrants, purchase contracts or units in one or more offerings up to an aggregate initial offering price of $200,000,000. We may sell these securities either separately or in units.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, warrants, purchase contracts or units that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as additional information incorporated by reference herein and described under the heading “Where You Can Find More Information” before you invest. We may also prepare free-writing prospectuses that describe particular securities. Any free-writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free-writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site mentioned under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Battalion” and to the “Company,” “Registrant,” “we,” “us” or “our” are to Battalion Oil Corporation and its consolidated subsidiaries. References to “Predecessor” relate to the financial position and results of operations of the Company prior to, and including, October 1, 2019.

Where You Can Find More Information

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.battalionoil.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus or each offering under this prospectus is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that we filed with the SEC on March 7, 2022;
●	our Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Stockholders that we filed with the SEC on May 2, 2022 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021); and
●	the description of our common stock contained in our Registration Statement on Form 8-A that we filed with the SEC on January 27, 2020, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Battalion Oil Corporation
Attention: Investor Relations
3505 West Sam Houston Parkway North, Suite 300
Houston, Texas, 77043
Phone: (832) 538-0551
Chris Lang

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

Cautionary Statement Regarding Forward-Looking Statements

The information in this prospectus, including information in documents incorporated by reference, contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. All statements, other than statements of historical facts, included in or incorporated by reference into this prospectus concerning, among other things, planned capital expenditures, potential increases in oil and natural gas production, the number and location of wells to be drilled in the future, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements may be, but are not always, identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “objective,” “believe,” “predict,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. You should consider carefully the risks described under the “Risk Factors” section of this prospectus, as well as the risks described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the other disclosures contained or incorporated by reference herein and therein, which describe factors that could cause our actual results to differ from those anticipated in the forward-looking statements, including, but not limited to, the following factors:

●	volatility in commodity prices for oil, natural gas and natural gas liquids;
●	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations and develop our undeveloped acreage positions;
●	impacts and potential risks related to actual or anticipated pandemics, such as the novel coronavirus (COVID-19) pandemic, including how it has and may continue to impact our operations, financial results, liquidity, contractors, customers, employees and vendors;
●	our indebtedness, which may increase in the future, and higher levels of indebtedness can make us more vulnerable to economic downturns and adverse developments in our business;
●	our ability to replace our oil and natural gas reserves and production;
●	the presence or recoverability of estimated oil and natural gas reserves attributable to our properties and the actual future production rates and associated costs of producing those oil and natural gas reserves;
●	our ability to successfully develop our large inventory of undeveloped acreage;
●	our ability to secure adequate sour gas treating and/or sour gas take-away capacity in our Monument Draw area sufficient to handle production volumes;
●	drilling and operating risks, including accidents, equipment failures, fires, and leaks of toxic or hazardous materials, such as H2S, which can result in injury, loss of life, pollution, property damage and suspension of operations;
●	the cost and availability of goods and services, such as drilling rigs, fracture stimulation services and tubulars;
●	our ability to retain key members of senior management, the board of directors of the Company (the “Board”) and key technical employees;
●	senior management’s ability to execute our plans to meet our goals;
●	access to and availability of water, sand and other treatment materials to carry out fracture stimulations in our completion operations;
●	the possibility that our industry may be subject to future regulatory or legislative actions (including additional taxes and changes in environmental regulations);
●	access to adequate gathering systems, processing and treating facilities and transportation take-away capacity to move our production to marketing outlets to sell our production at market prices;
●	contractual limitations that affect our management’s discretion in managing our business, including covenants that, among other things, limit our ability to incur debt, make investments and pay cash dividends;

●	the potential for production decline rates for our wells to be greater than we expect;
●	competition, including competition for acreage in our resource play;
●	environmental risks, such as accidental spills of toxic or hazardous materials, and the potential for environmental liabilities;
●	exploration and development risks;
●	social unrest, political instability or armed conflict in major oil and natural gas producing regions outside the United States, such as the conflict between Ukraine and Russia, and acts of terrorism or sabotage;
●	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access capital;
●	other economic, competitive, governmental, regulatory, legislative, including federal and state regulations and laws, geopolitical and technological factors that may negatively impact our business, operations or oil and natural gas prices;
●	our insurance coverage may not adequately cover all losses that we may sustain; and
●	title to the properties in which we have an interest may be impaired by title defects.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Risk Factors

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents that we file with the SEC and are incorporated by reference in this prospectus; and (ii) contained in or incorporated by reference into the applicable prospectus supplement and any applicable free-writing prospectus.

The risks incorporated by reference in this prospectus are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

Our Company

This summary highlights some of the information contained elsewhere in this prospectus and the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in our securities. You should read this entire document and the information incorporated by reference herein before making an investment decision. You should carefully consider the information set forth under “Risk Factors,” as well as those risks described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the financial information incorporated by reference in this prospectus and the other documents to which we have referred you. In addition, certain statements include forward-looking information that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

We are an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich oil and natural gas assets in the United States. During 2017, we acquired certain properties in the Delaware Basin and divested our assets located in the Williston Basin in North Dakota and in the El Halcón area of East Texas. As a result, our properties and drilling activities are currently focused in the Delaware Basin, where we have an extensive drilling inventory that we believe offers attractive long-term economics. We were incorporated in Delaware on February 5, 2004, recapitalized on February 8, 2012 and reorganized on September 9, 2016 and October 8, 2019, respectively. On January 21, 2020, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (as amended, our “Certificate of Incorporation”) with the Delaware Secretary of State to effect a change of our corporate name from Halcón Resources Corporation to Battalion Oil Corporation.

Our principal offices are located at 3505 West Sam Houston Parkway North, Suite 300, Houston, Texas 77043, telephone number (832) 538-0300, and our website can be found at www.battalionoil.com. Unless specifically incorporated by reference in this prospectus, information that you may find on Battalion’s website is not part of this prospectus.

Use Of Proceeds

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation, acquisitions, additions to working capital, capital expenditures and repayment or refinancing of debt. Net proceeds may be temporarily invested prior to use.

Description of Capital Stock

This section describes the general terms of our capital stock. Our capital stock may be offered directly or in connection with the conversion, exchange or exercise of other securities. The following description of our capital stock does not purport to be complete and is subject to and qualified by reference to our Certificate of Incorporation and our bylaws (the “Bylaws,” and together with our Certificate of Incorporation, our “Charter Documents”). For additional information, please read our Charter Documents, which we have filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 101,000,000 shares, of which 100,000,000 shares are common stock, par value $0.0001 per share and 1,000,000 shares are preferred stock, par value $0.0001 per share. As of April 18, 2022, we had 16,337,470 shares of common stock outstanding and, as of May 3, 2022, we had 0 shares of preferred stock outstanding.

Common Stock

Voting rights.

Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Stockholders do not have the right to cumulate their votes in the election of directors.

Dividends, distributions and stock splits.

Holders of common stock are entitled to receive dividends if, as and when such dividends are declared by the Board out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. Our existing debt arrangements restrict our ability to pay cash dividends.

Liquidation.

In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of debts and other liabilities and making provision for any holders of our preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of common stock.

Fully paid.

All shares of common stock outstanding are fully paid and nonassessable.

Other rights.

Holders of common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Under the terms of the Certificate of Incorporation and the Bylaws, the Company is prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company.

Listing.

The common stock is currently listed on the NYSE American under the symbol “BATL.”

Series A Warrants, Series B Warrants and Series C Warrants

On the Plan Effective Date (as defined herein), by operation of the Plan (as defined herein) and the confirmation order, all warrants of our Predecessor were cancelled and we entered into a warrant agreement (the “Plan Warrant Agreement”) with Broadridge Corporate Issuer Solutions, Inc. as the warrant agent, pursuant to which we issued three series of warrants (the Series A Warrants, the Series B Warrants and the Series C Warrants together, the “Plan Warrants”, and the holders thereof, the “Plan Warrant Holders”), on a pro rata basis to pre-emergence holders of our equity interests pursuant to the Plan.

Each Plan Warrant represents the right to purchase one share of common stock at the applicable exercise price, subject to adjustment as provided in the Plan Warrant Agreement and as summarized below. On the Plan Effective Date, we issued (i) Series A Warrants to purchase an aggregate of 1,798,322 shares of common stock, with an initial exercise price of $40.17 per share, (ii) Series B Warrants to purchase an aggregate of 2,247,985 shares of common stock, with an initial exercise price of $48.28 per share and (iii) Series C Warrants to purchase an aggregate of 2,890,271 shares of common stock, with an initial exercise price of $60.45 per share. Each series of Plan Warrants issued under the Plan Warrant Agreement has a three-year term, expiring on October 8, 2022. The strike price of each series of Plan Warrants issued under the Plan Warrant Agreement increases monthly at an annualized rate of 6.75%, compounding monthly, as provided in the Plan Warrant Agreement.

The Plan Warrants do not grant the Plan Warrant Holder any voting or control rights or dividend rights, or contain any negative covenants restricting the operation of our business.

Preferred Stock

Our Board has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. One of the effects of undesignated preferred stock may be to enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by the Board as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

If we offer shares of preferred stock directly or we offer shares of preferred stock indirectly through the offer of securities that are convertible, redeemable, exchangeable or exercisable into shares of preferred stock, the applicable prospectus supplement will describe the terms, including the following if applicable:

●	the designation of the series;
●	the number of shares of the series;
●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
●	the dates at which dividends, if any, will be payable;
●	the redemption rights and price or prices, if any, for shares of the series;
●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;
●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
●	restrictions on the issuance of shares of the same series or of any other class or series; and
●	the voting rights, if any, of the holders of the series.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our Certificate of Incorporation, bylaws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management or receive a premium for their shares.

Delaware law.

Under Section 203 of the DGCL, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation’s outstanding voting stock (which we refer to as an “interested stockholder”) for a three-year period following the time the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or
●	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66⅔% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

●	mergers and consolidations with or caused by an interested stockholder;
●	sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;
●	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and
●	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. Because our Certificate of Incorporation and bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving us.

Charter and bylaw provisions.

Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes with staggered terms of office. After initial implementation of a classified board, pursuant to the provision of our Certificate of Incorporation, our Board was declassified, effective as of the annual meeting of our stockholders, held on June 8, 2021. Our Certificate of Incorporation, which was duly adopted pursuant to the Joint Prepackaged Chapter 11 Plan of Halcón Resources Corporation and its Affiliated Debtors, dated as of August 2, 2019 (as amended, the “Plan”) and confirmed by the United States Bankruptcy Court for the District of Delaware entered September 24, 2019 and thereby approved pursuant to Section 303 of the DGCL, effective as of October 8, 2019 (the “Plan Effective Date”), and our amended and restated bylaws, as amended, provide that our Board shall not have less than one nor more than seven directors. Each nominee for director stands for election to a one-year term expiring at the next annual meeting of stockholders. None of our current directors served on our Board pre-emergence from bankruptcy.

Exclusive Forum.

Our Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or the Company stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL; or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, 1717 Arch Street, Suite 1300, Philadelphia, PA 19103. Its phone number is (877) 830-4936.

Description of Depositary Shares

We may issue preferred stock either separately or represented by depositary shares. We may also, at our option, issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby. Those rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under a deposit agreement.

We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Description of Warrants

This section describes the general terms and provisions of the warrants. A prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of common stock, preferred stock or depositary shares. Warrants may be issued alone or together with common stock, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will file the form of warrant agreement (including the form of warrant) with the SEC either as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a Current Report on Form 8-K. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If we offer warrants, the applicable prospectus supplement will identify the warrant agent and describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including the following:

●	the title of the warrants;
●	the aggregate number of warrants;
●	the price or prices at which the warrants will be issued;
●	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;
●	the number and, if applicable, the designation and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;
●	if applicable, the designation and terms of any related securities with which the warrants are issued with the warrants and the number of warrants issued with each security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	the anti-dilution provisions, if any, related to the securities purchasable upon exercise of the warrants;
●	the date on which the right to exercise the warrants shall commence and the date on which the right to exercise shall expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	if applicable, the United States federal income tax considerations;
●	whether the warrants will be issued in registered or bearer form; and
●	any other terms of the warrants.

You may, at the corporate trust offices of the warrant agent or any other office indicated in the applicable prospectus supplement:

●	exchange warrant certificates for new warrant certificates of different denominations;
●	if the warrant certificates are in registered form, present them for registration of transfer; and

●	exercise warrant certificates.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, preferred stock or depositary shares or combination thereof, set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until holders exercise their warrants to purchase our common stock, preferred stock or depositary shares, or combination thereof, holders will not have any rights as a holder of our common stock, preferred stock or depositary shares, as the case may be, by virtue of their ownership of warrants.

Description of Purchase Contracts

The following is a general description of the terms of the purchase contracts we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock or depositary shares or at a future date or dates. The consideration may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract, as applicable, upon the occurrence of certain events.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must review the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part of, the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the other securities described in this prospectus in any combination. In addition, we will describe in the applicable prospectus supplement and any incorporated documents the terms of any series of units we issue, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	whether we will apply to have the units traded on a securities exchange or securities quotation system;
●	if applicable, any material United States federal income tax consequences;
●	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities;
●	any provisions of the governing unit agreement that differ from those described below;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other information we think is important about the units.

The provisions described in this section, as well as those described under the other sections describing the securities offered by this prospectus, will apply to each unit and to any of such other securities included in each unit.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Plan Of Distribution

General

The securities offered by this prospectus and applicable prospectus supplements may be sold from time to time in one or more of the following ways:

●	to or through underwriters or dealers;
●	through agents;
●	directly to purchasers;
●	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or
●	through a combination of any such methods of sale or by any other legally available means.

The applicable prospectus supplement relating to the securities will set forth:

●	their offering terms, including the name or names of any underwriters, dealers or agents;
●	the purchase price of the securities and the proceeds to us from such sale;
●	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
●	any public offering price;
●	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; and
●	any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale, including in “at the market offerings”;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling security holders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short-sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public, either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Indemnification; Other Relationships

We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contributions to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the NYSE American. We expect any shares of common stock will be listed on the NYSE American, but any other securities may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Legal Matters

The validity of the securities and certain other matters will be passed upon for us by Mayer Brown LLP, Houston, Texas. Certain legal matters will passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

Experts

The financial statements of Battalion Oil Corporation incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, are included in this prospectus and have been incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, in reliance on the authority of that firm as experts in reserve engineering.

Part II
Information Not Required In Prospectus

Item 14. Other Expenses of Issuances and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

SEC Registration Fee		$18,540
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Engraving Fees		*
Miscellaneous		*

Total	$	*

*

Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of the Securities.

Item 15. Indemnification of Directors and Officers

Article Seventh of our Certificate of Incorporation provides for indemnification of our officers and directors, as well as our employees and agents, to the extent authorized by the DGCL. Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any charter provision, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office.

We also have the power to purchase and maintain insurance for such directors and officers. Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

Item 16. Exhibits

The following exhibits are filed as part of the Registration Statement.

Exhibit Number	Description

1.1	*	Form of Underwriting Agreement for Common Stock.
1.2	*	Form of Underwriting Agreement for Preferred Stock.
1.3	*	Form of Underwriting Agreement for Depositary Shares.
1.4	*	Form of Underwriting Agreement for Warrants.
1.5	*	Form of Underwriting Agreement for Purchase Contracts.
1.6	*	Form of Underwriting Agreement for Units.
2.1

Order of the Bankruptcy Court, dated September 24, 2019, confirming the Joint Prepackaged Plan of Reorganization of Halcón Resources Corporation, et al, under Chapter 11 of the Bankruptcy Code, together with such Joint Prepackaged Plan of Reorganization (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed September 26, 2019).

3.1

Amended and Restated Certificate of Incorporation of Battalion Oil Corporation (formerly Halcón Resources Corporation) dated October 8, 2019, as amended by the Certificate of Amendment, dated January 21, 2020 (incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10-K filed March 25, 2020).

3.2		Seventh Amended and Restated Bylaws of Battalion Oil Corporation (incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K filed January 27, 2020).
3.3	*	Statement of Designation of Preferred Stock.
4.1

Description of Battalion Oil Corporation’s securities registered under Section 12 of the Exchange Act. (incorporated by reference to Exhibit 4.1 of our Annual Report on Form 10-K filed March 25, 2020).

4.2	*	Form of Deposit Agreement (including form of Depositary Receipt).
4.3	*	Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate).
4.4	*	Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate).
4.5	*	Form of Depositary Share Warrant Agreement (including form of Depositary Share Warrant Certificate).
4.6	*	Form of Purchase Contract (including form of Purchase Contract Certificate).
4.7	*	Form of Unit Agreement (including form of Unit Certificate).
5.1	+	Opinion of Mayer Brown LLP
10.1

Warrant Agreement, dated as of October 8, 2019, by and between Halcón Resources Corporation and Broadridge Corporate Issuer Solutions, Inc., as warrant agent (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed October 8, 2019).

10.2

Registration Rights Agreement, dated as of October 8, 2019, by and among Halcón Resources Corporation and each of the parties thereto, as investors (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K filed October 8, 2019).

23.1	+	Consent of Deloitte & Touche LLP
23.2	+	Consent of Netherland, Sewell & Associates, Inc.
23.3	+	Consent of Mayer Brown LLP (included in its opinion filed as Exhibit 5.1 incorporated herein)
24.1	+	Power of Attorney
107	+	Calculation of Filing Fee Tables

*	To be filed as an exhibit to a Current Report on Form 8-K and to be incorporated herein by reference or by a post-effective amendment to this registration statement.
+	Previously filed with the Registration Statement on Form S-3 (File No. 333-263707), filed on March 18, 2022.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, Form SF-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 3, 2022.

BATTALION OIL CORPORATION

By:	/s/ Richard H. Little
Richard H. Little
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on May 3, 2022.

	Signature	Title

	* Richard H. Little	Director and Chief Executive Officer (Principal Executive Officer)

	* R. Kevin Andrews	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

	* Jonathan D. Barrett	Chairman of the Board

	* David Chang	Director

	* Gregory S. Hinds	Director

	* Allen Li	Director

	* William D. Rogers	Director

*By:	/s/ Richard H. Little
Attorney-in-fact
Richard H. Little